SCHEDULE 14A
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                  INFORMATION REQUIRED IN PROXY STATEMENT
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                         IVEX PACKAGING CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

FOR:                                       CONTACT:

    Ivex Packaging Corporation                  Mr. Richard R. Cote
    100 Tri-State Drive                         Ivex Packaging Corporation
    Suite 200                                   (847) 374-4324
    Lincolnshire, IL 60069

       Ivex Packaging Corporation Announces Acquisition by Alcoa Inc.
          and Plans Distribution of Packaging Dynamics Corporation
                       Interest to Ivex Shareholders


Lincolnshire, IL: Monday, March 18, 2002 - Ivex Packaging Corporation (NYSE-IXX) ("Ivex") announced today that it has entered into an Agreement and Plan of Merger with Alcoa Inc. (NYSE-AA) ("Alcoa") pursuant to which the shareholders of Ivex will receive, for each outstanding share of Ivex common stock, $21.50 in cash and a pro-rata distribution of the Ivex 48.2% interest in the common stock of Packaging Dynamics Corporation ("Packaging Dynamics").

"With this transaction, we believe we have taken an important step toward our stated goal of delivering value to shareholders, while also taking into account the interests of our customers, employees and other constituents," Ivex Chairman, President and CEO George V. Bayly said. "Under Alcoa's ownership, our businesses will be part of a premier global company with a significant commitment to continued future growth. Further, our customers will benefit from Alcoa's financial strength, broad product array and international capabilities."

Concurrent with the closing of the merger, Ivex will distribute to the Ivex shareholders its 48.2% common stock interest in Packaging Dynamics, forming a new publicly traded company. Packaging Dynamics, headquartered in Chicago, Illinois, is a leading producer of specialty bags and wraps for the food service, supermarkets, bakery and retail industries. Packaging Dynamics had 2001 revenue of $234.8 million and EBITDA (before non-recurring items) of $22.6 million. The business operates five manufacturing facilities in Illinois, Kansas, Michigan, and Ohio. Shares of Packaging Dynamics are expected to trade on a national exchange.

 "Packaging Dynamics is well positioned to create additional shareholder value over the next several years providing further potential upside to Ivex shareholders. It has strong competitive positions in its markets and the ability to deliver attractive earnings growth," said Bayly.

The transaction is subject to, among other things, the approval of Ivex shareholders and customary regulatory approvals. The transaction is expected to close during the second quarter of 2002. In light of the shareholders meeting in connection with the transaction, the Company has decided to indefinitely postpone its May 8th annual shareholders meeting.

Ivex is a vertically integrated specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper products to the consumer, medical, electronics, computer and technical markets.

Merrill Lynch and Deutsche Bank are acting as financial advisors to Ivex in connection with these transactions.

The statements contained in this press release are forward-looking and are identified by the use of forward-looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the Company. Because forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the Company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the Company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

                            * * * * * * * * * *

In connection with the above-described transactions, Ivex Packaging Corporation intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Ivex Packaging Corporation, at the Securities and Exchange Commission's web site at http://www.sec.gov. Security holders of Ivex Packaging Corporation may also obtain for free the proxy statement and other documents filed by Ivex Packaging Corporation with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Ivex Packaging Corporation at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069; Attention: Investor Relations.

                            * * * * * * * * * *

Ivex Packaging Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ivex Packaging Corporation stockholders with respect to the merger. Information regarding these directors and executive officers and their ownership of Ivex Packaging Corporation common stock is contained in Ivex Packaging Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Additional information regarding these directors and executive officers and their interests will be included in the proxy statement.

                            * * * * * * * * * *



                             Packaging Dynamics
                             Business Overview

Packaging Dynamics is a leading vertically integrated flexible packaging company. Packaging Dynamics produces, laminates and converts paper, film and aluminum into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and theatre markets as well as a limited number of industrial markets.

Ivex formed Packaging Dynamics in November 1998 when Ivex contributed its Detroit paper mill ("IPMC") to Packaging Dynamics, a newly formed entity, as part of a transaction in which Packaging Dynamics acquired the bag and sandwich wrap converting assets of Bagcraft Corporation of America ("Bagcraft"). In July 1999, Packaging Dynamics purchased International Converter Inc. ("ICI"), a leading converter of aluminum foil and paper-based packaging for food and industrial applications. In the fiscal year ended December 31, 2001, Packaging Dynamics had revenue of $234.8 million and EBITDA (before non-recurring items) of $22.6 million.


----------------------------------------------------------------------------------------------------------
                              2001     Percent of
          Segment            Trade        Total
                           Net Sales                          Major Products
----------------------------------------------------------------------------------------------------------

Bagcraft                     $153.8       65.5%     Coffee bags, cookie bags, supermarket specialty
                                                    bags, fast food wraps and donut bags/paper

----------------------------------------------------------------------------------------------------------
ICI                           $59.1       26.8%     Sandwich wraps/bags, bag stock, can liner, label
                                                    stock and insulation facing
----------------------------------------------------------------------------------------------------------
IPMC                          $21.9        7.7%     Numerous grades of lightweight specialty paper
                                                    produced from either virgin or recycled fiber.
----------------------------------------------------------------------------------------------------------
    Total                    $234.8      100.0%
----------------------------------------------------------------------------------------------------------


Following the consummation of the Ivex merger with Alcoa and the distribution of Ivex's 48.2% equity stake in Packaging Dynamics, pro forma ownership will be as follows:

          Ivex Shareholders                                    48.2%
          Packaging Investors, L.P.                            42.2%
          Ivex and Packaging Dynamics Management                9.6%
                                                              ------
                                                              100.0%

Packaging Investors, L.P. is an entity affiliated with Keystone, Inc. which is an investment vehicle of Robert M. Bass.


                             Packaging Dynamics
                          Selected Financial Data

                                                  Fiscal Year
(Dollars in Millions)                          Ended December 31,
                                    -----------------------------------------
                                          2000(1)                2001
                                    -----------------      ------------------

Net Sales                                     $228.3                  $234.8

Gross Profit                                    34.7                    36.0
  % Margin                                      15.2%                   15.3%

SG&A                                            13.7                    13.4

                                    -----------------      ------------------
EBITDA                                         $21.0                   $22.6
  % Margin                                       9.2%                    9.6%

Depreciation                                     7.3                     7.3

                                    -----------------      ------------------
EBITA                                          $13.8                   $15.3
  % Margin                                       6.0%                    6.5%


                                                                  Pro Forma
                                                                 12/31/2001
                                                           ------------------

Cash & Equivalents                                                      $1.0
Total Assets                                                           160.2

Debt                                                                    83.3
Shareholders' Equity                                                    52.1
                                                           ------------------
Total Capitalization                                                  $135.4

Net Debt                                                               $82.2
Net Debt / EBITDA                                                        3.6x


(1) Financial data excludes certain non-recurring items for the year ended December 31, 2000.